Exhibit 99.9

Consent of Person Named as About to Become Director

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Trinity Sub Inc. (the “Company”), the undersigned hereby consents to being named and described as a person who will become a director of the Company in the Registration Statement, any amendments or supplements to the Registration Statement, any related prospectus included in the Registration Statement or filed pursuant to Rule 424 promulgated under the Securities Act, or related proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (including any amendments or supplements thereto), and consents to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 15th day of October, 2019

By:	/s/ Daniel Hirsch
Daniel Hirsch